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                                                                      Exhibit 12


                       ERP OPERATING LIMITED PARTNERSHIP
     Consolidated and Combined Historical, Including Predecessor Business Earnings to Combined Fixed Charges and Preferred Distributions Ratio

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
                                                                                             Historical
                                                                --------  --------  --------  --------  --------  --------  --------
                                                                03/31/98  03/31/97  12/31/97  12/31/96  12/31/95  12/31/94  12/31/93
                                                                --------  --------  --------  --------  --------  --------  --------
                                                                                       (Amounts in thousands)
REVENUES
  Rental income                                                 $277,226  $134,235  $707,733  $454,412  $373,919  $220,727  $104,388
  Fee income - outside managed                                     1,360     1,578     5,697     6,749     7,030     4,739     4,651
  Interest income - investment in mortgage notes                   4,931     3,683    20,366    12,819     4,862         -         -
  Interest and other income                                        2,824     1,891    13,525     4,405     4,573     5,568     3,031
                                                                --------  --------  --------  --------  --------  --------  --------
     Total revenues                                              286,341   141,387   747,321   478,385   390,384   231,034   112,070
                                                                --------  --------  --------  --------  --------  --------  --------
EXPENSES
  Property and maintenance                                        66,713    32,334   176,075   127,172   112,186    66,534    35,324
  Real estate taxes and insurance                                 27,443    13,911    69,520    44,128    37,002    23,028    11,403
  Property management                                             11,579     5,671    26,793    17,512    15,213    10,249     3,491
  Property management - non-recurring                                  -         -         -         -         -       879         -
  Fee and asset management                                         1,052       967     3,364     3,837     3,887     2,056     2,524
  Depreciation                                                    64,390    28,877   156,644    93,253    72,410    37,273    15,384
  Interest:
     Expense incurred                                             50,254    23,293   121,324    81,351    78,375    37,044    26,042
     Amortization of deferred financing costs                        624       603     2,523     4,242     3,444     1,930     3,322
  Refinancing costs                                                    -         -         -         -         -         -     3,284
  General and administrative                                       4,880     2,975    15,064     9,857     8,129     6,053     3,159
                                                                --------  --------  --------  --------  --------  --------  --------
     Total expenses                                              226,935   108,631   571,307   381,352   330,646   185,046   103,933
                                                                --------  --------  --------  --------  --------  --------  --------
Income (loss) before extraordinary items                          59,406    32,756   176,014    97,033    59,738    45,988     8,137
                                                                ========  ========  ========  ========  ========  ========  ========
Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                             50,254    23,293   121,324    81,351    78,375    37,044    26,042
   Refinancing costs                                                   -         -         -                   -         -     3,284
   Amortization of deferred financing costs                          624       603     2,523     4,242     3,444     1,930     3,322
   Preferred distributions                                        21,692     9,061    59,012    29,015    10,109         -         -
                                                                --------  --------  --------  --------  --------  --------  --------
Total Combined Fixed Charges
   and Preferred Distributions                                    72,570    32,957   182,859   114,608    91,928    38,974    32,648
                                                                ========  ========  ========  ========  ========  ========  ========
Earnings before combined fixed charges
   and preferred distributions                                   110,284    56,652   299,861   182,626   141,557    84,962    40,785
                                                                ========  ========  ========  ========  ========  ========  ========
Funds from operations before combined fixed
   charges and preferred distributions                           174,674    85,529   456,505   275,879   213,967   122,235    56,169
                                                                ========  ========  ========  ========  ========  ========  ========
Ratio of earnings before combined fixed charges
    and preferred distributions to combined fixed charges
    and preferred distributions                                     1.52      1.72      1.64      1.59      1.54      2.18      1.25
                                                                ========  ========  ========  ========  ========  ========  ========
Ratio of funds from operations before combined fixed
    charges and preferred distributions to combined fixed
    charges and preferred distributions                             2.41      2.60      2.50      2.41     2.33      3.14      1.72
                                                                ========  ========  ========  ========  ========  ========  ========
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